CENTERPOINT ENERGY 2005 DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2009)

Second Amendment
WHEREAS, CenterPoint Energy, Inc., a Texas corporation (the “Company”), maintains the CenterPoint Energy 2005 Deferred Compensation Plan, as amended and restated effective January 1, 2009 (the “Plan”);
WHEREAS, pursuant to Section 7.1 of the Plan, the Board of Directors of the Company may amend or terminate the Plan at any time;
WHEREAS, the Company desires to freeze the Plan such that no Compensation for any Participation Year beginning on or after January 1, 2023 shall be deferred under the Plan, including any Bonus that qualifies as “performance-based compensation” under Code Section 409A(a)(4)(B) with a performance period ending on or after December 31, 2022; and
WHEREAS, no Employee or Director has been designated as eligible to participate in the Plan for any such Participation Year or with respect to any such Bonus or made a deferral election with respect to any such Participation Year or any such Bonus;
NOW, THEREFORE, the Company does hereby amend the Plan as follows, effective as of May 1, 2022:
1.Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
2.The Plan is frozen as of January 1, 2023 (the “Freeze Date”) such that (a) no Employee or Director shall be a Participant for any Participation Year beginning on or after such date and (b) no Compensation for any such Participation Year shall be deferred under the Plan, including any Bonus that qualifies as “performance-based compensation” under Code Section 409A(a)(4)(B) with a performance period ending on or after December 31, 2022. Interest shall continue to be credited with respect to Compensation deferred under the Plan prior to the Freeze Date, in accordance with the terms of the Plan.
3.The following shall be added to the end of Section 3.1 of the Plan:
“Notwithstanding the foregoing, no Employee or Director shall be eligible to participate in the Plan with respect to any Participation Year beginning on or after January 1, 2023, including with respect to any Bonus that qualifies as ‘performance-based compensation’ under Code Section 409A(a)(4)(B) with a performance period ending on or after December 31, 2022.”
4.The following shall be added to the end of Section 3.2 of the Plan:
“Notwithstanding the foregoing, no Employee or Director shall be designated as eligible to participate in the Plan for any Participation Year beginning on or after January 1, 2023, including with respect to any Bonus that qualifies as “performance-based compensation” under Code Section 409A(a)(4)(B) with a performance period ending on or after December 31, 2022.”

IN WITNESS WHEREOF, CenterPoint Energy, Inc. has executed these presents as evidenced by the signature of its officer affixed hereto, this ______ day of April, 2022, but effective as set forth above.

CENTERPOINT ENERGY, INC. By: David J. Lesar President and Chief Executive Officer
ATTEST:

Vincent A. Mercaldi
Assistant Corporate Secretary
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